UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 1, 2016
(Date of earliest event report)

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01	Other Events
SIGNATURES

Item 8.01.    Other Events

On April 1, 2016, Weyerhaeuser Company closed the previously announced sale and contribution of approximately 260,000 acres of Southern U.S. timberlands formerly owned by Plum Creek Timber Company, Inc. (“Plum Creek”) to Twin Creeks Timber LLC (“Twin Creeks”), a timberlands joint venture. Weyerhaeuser received approximately $440 million in cash and retains a 21% equity interest in the joint venture. The transaction was valued at approximately $560 million, or $2,150 per acre.
Twin Creeks was formed in September 2015 as a joint venture between Plum Creek and several institutional investors. Plum Creek merged with Weyerhaeuser in February 2016. Investors in the joint venture include the Washington State Investment Board, the Oregon Public Employees Retirement Fund, the Maine Public Employees Retirement System and the Alaska Permanent Fund Corporation. Silver Creek Capital Management, a Seattle-based fund manager and fiduciary to investors, acts as managing member and independent fiduciary for the joint venture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Devin W. Stockfish
Name:	Devin W. Stockfish
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: April 4, 2016